Exhibit 10.25
AMENDMENT NO. 5
AMENDMENT NO. 5 (this “Amendment”) dated as of December 12, 2018, among NEW MOUNTAIN FINANCE CORPORATION (the “Borrower”), the Lenders party hereto and GOLDMAN SACHS BANK USA, in its capacity as Administrative Agent (the “Agent”) under the Credit Agreement referred to below.
The Borrower is party to the Senior Secured Revolving Credit Agreement, dated as of June 4, 2014, among the Borrower, the Lenders party thereto, the Agent, and Goldman Sachs Bank USA, as Syndication Agent (as amended, amended and restated, modified or otherwise supplemented prior to the date hereof, the “Credit Agreement”).
The Borrower and the Lenders wish now to amend the Credit Agreement in certain respects, and accordingly, the parties hereto hereby agree as follows:
Section 1.Definitions. Except as otherwise defined in this Amendment, terms defined in the Credit Agreement as amended hereby and together with all amended exhibits and updated schedules and appendices thereto are used herein as defined therein.
Section 2.Amendment. Subject to the satisfaction of the conditions precedent specified in Section 5 below, and effective as of the Fifth Amendment Effective Date, the Credit Agreement is hereby amended as follows:
(a)    Section 1.01 is amended by amended and restating the definition of “Covered Debt Amount” as follows:

“Covered Debt Amount” means, on any date, the sum of (x) all of the Revolving Credit Exposures of all Lenders on such date plus (y) the aggregate amount of Other Covered Indebtedness on such date minus (z) the LC Exposures fully Cash Collateralized on such date pursuant to Section 2.05(k).

(b)    Section 1.01 is amended by amending and restating the definition of “Other Covered Indebtedness” as follows:
“Other Covered Indebtedness” means, collectively, Secured Longer-Term Indebtedness and Secured Shorter-Term Indebtedness; provided that “Other Covered Indebtedness” shall not include any Indebtedness secured by a Lien on Portfolio Investments permitted under Section 6.02(e).

(c)    Section 1.01 is amended by deleting the definition of “Significant Unsecured Indebtedness Event” in its entirety.

(d)    Section 1.01 is amended by amending and restating the definition of “Unsecured Longer Term Indebtedness” as follows:

“Unsecured Longer-Term Indebtedness” means any Indebtedness of an Obligor (which may be Guaranteed by Subsidiary Guarantors) that (a) has no amortization prior to, and a final maturity date not earlier than, six months after the Final Maturity Date (after giving effect to any extensions of the Final Maturity Date at the time of incurrence of such Indebtedness but not after) (it being understood that none of: (w) the conversion features under convertible notes; (x) the triggering and/or settlement thereof or (y) any cash payment made in respect thereof, shall constitute “amortization” for purposes of this clause (a)), (b) is incurred pursuant to documentation that is substantially comparable to market terms for substantially similar debt of other similarly situated borrowers as reasonably determined in good faith by the Borrower (other than financial covenants and events of default (other than events of default customary in indentures or similar instruments that have no analogous provisions in this Agreement or credit agreements generally), which need not be substantially comparable to market terms for substantially similar debt but shall be no more restrictive upon the Borrower and its Subsidiaries, while the Commitments or Loans are outstanding, than those set forth in this Agreement, it being understood that put rights or repurchase or redemption obligations arising out of circumstances that would constitute a “fundamental change” or a “change of control repurchase event” (as such terms are customarily defined in convertible note offerings and note offerings, as applicable) or be Events of Default under this Agreement shall not be deemed to be more restrictive for purposes of this definition) or is incurred pursuant to documentation that is substantially comparable to the terms of any Indebtedness set forth on Schedule 3.11 and (c) is not secured by any assets of any Obligor.
(e)    Section 5.14 of the Credit Agreement is hereby deleted in its entirety.

Section 3.Representations and Warranties. The Borrower represents and warrants to each Lender, the Agent, the Swingline Lender and the Issuing Bank that on the Fifth Amendment Effective Date (a) the representations and warranties of the Borrower set forth in Article III of the Credit Agreement and in the other Loan Documents are true and correct in all material respects (or, in the case of any portion of the representations and warranties already subject to a materiality qualifier, true and correct in all respects) on and as of the Fifth Amendment Effective Date, or as to any such representation or warranty that refers to a specific date, as of such specific date and (b) no Default or Event of Default has occurred and is continuing on the Fifth Amendment Effective Date.
Section 4.Conditions Precedent. The amendments to the Credit Agreement set forth in Section 2 of this Amendment shall not become effective until the date (the “Fifth Amendment Effective Date”) on which the conditions below are satisfied, each of which shall be reasonably satisfactory to the Agent:
(a)Execution. The receipt by the Agent of counterparts of this Amendment executed by the Borrower and the Required Lenders.
(b)Fees and Expenses. The payment by the Borrower, to the extent invoiced at least two Business Days prior to the required payment date, of the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to the Agent, in connection with the negotiation, preparation, execution and delivery of this Amendment.
The Agent shall notify the Borrower and the Lenders of the Fifth Amendment Effective Date promptly upon its occurrence, and such notice shall be conclusive and binding.
Section 5.Reference to and Effect on the Credit Agreement. On and after the Fifth Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Amendment. The Credit Agreement and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. This Amendment shall be deemed to be a “Loan Document” for all purposes of the Credit Agreement (as amended hereby) and the other Loan Documents. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as an amendment or waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute an amendment or waiver of any provision of any of the Loan Documents.
Section 6.Miscellaneous. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of a signature page to this Amendment by electronic transmission shall be effective as delivery of a manually executed counterpart to this Amendment. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

NEW MOUNTAIN FINANCE CORPORATION

By:	/s/ Shiraz Kajee
Name: Shiraz Kajee
Title: Authorized Signatory

GOLDMAN SACHS BANK USA,
as Agent and a Lender

By:	/s/ Ryan Durkin
Name: Ryan Durkin
Title: Authorized Signatory

STIFEL BANK & TRUST,
as a Lender

By:	/s/ Joseph L. Sooter, Jr.
Name: Joseph L. Sooter, Jr.
Title: Senior Vice President

MORGAN STANLEY BANK, N.A.,
as a Lender

By:	/s/ Emanuel Ma
Name: Emanuel Ma
Title: Authorized Signatory